                                                                     EXHIBIT 2.2


                                AMENDMENT NO. 2
                                       TO
                 AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER

     This AMENDMENT NO. 2 dated as of December 21, 2000 (this "Amendment") to AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER, dated as of April 30, 2000, and amended as of August 14, 2000 (the "Agreement"), is by and among INTEL CORPORATION, a Delaware corporation ("Intel"), EXCALIBUR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), CONVERA CORPORATION, a Delaware corporation and wholly owned subsidiary of the Company ("Convera"), and EXCALIBUR TRANSITORY, INC., a Delaware corporation and wholly owned subsidiary of Convera ("Transitory"). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     WHEREAS, Intel, the Company, Convera and Transitory wish to amend certain sections of, and exhibits to, the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Intel, the Company, Convera and Transitory agree as follows:

     1. Amendment to the Agreement. Section 5.25 is amended to read in its entirety as follows:

               "Section 5.25 Subcontract. Intel agrees that it will use Convera as the subcontract provider of services to be provided by Intel pursuant to that certain Memorandum of Agreement, dated as of November 15, 1999, by and between Intel and Quokka Sports, Inc., as the same may be amended from time to time, that were previously provided by the enhanced video service group of Intel's interactive media services division, and which Convera is capable of providing in full after the Effective Time. Intel and Convera will agree in good faith to the terms of such subcontract, which terms shall be customary for subcontracts with respect to similarly situated subcontractors and projects and shall be comparable to similar subcontracts entered into by Intel with similarly situated providers of subcontracting services in connection with similar projects and services, including a right of termination for nonperformance or breach."

2.   Amendments to Exhibit A.

     (a) Section III "Contributed Assets: EVS Hardware List" of Exhibit A is amended to read in its entirety as follows:

                         "CONTRIBUTED ASSETS: EVS HARDWARE LIST

     DESCRIPTION                             QUANTITY
     Desktops                                239
     Laptops                                  14
     Monitors                                168
     Printers                                  4
     Miscellaneous                            76

     (b) Section III of Exhibit A is amended to add a new section entitled "Contributed Assets: ECS Hardware List," which shall read in its entirety as follows:

                         "CONTRIBUTED ASSETS: ECS HARDWARE LIST

     DESCRIPTION                             QUANTITY
     Desktops                                 29
     Laptops                                  24
     Monitors                                 34
     Printers                                  8
     Miscellaneous                             6

     (c) Section III of Exhibit A is amended to add a new section entitled "Contributed Assets: ISS Hardware List," which shall read in its entirety as follows:

                         "CONTRIBUTED ASSETS: ISS HARDWARE LIST

     DESCRIPTION                             QUANTITY
     Desktops                                178
     Laptops                                  24
     Monitors                                102
     Printers                                  5
     Miscellaneous                            13

     (d) Section III "Contributed Assets: Licensed EVS Software List" of Exhibit A is amended to read in its entirety as follows:

                "CONTRIBUTED ASSETS: LICENSED EVS SOFTWARE LIST

To be separately licensed to Convera on prevailing reasonable non-discriminatory terms.


ATVEF SDK and tools (license to be completed post-Closing) e-commerce retail software"



     (e) Section III "Contributed Assets: ECS Software List" of Exhibit A is amended to read in its entirety as follows:

                    "CONTRIBUTION ASSETS: ECS SOFTWARE LIST

AVID SPORTS

     ASP Programs
     Java Programs

PRISMA DEMO

     WebActivate plug-in
     Packaging/Installation

SUPERTRACKS
     Data model and document

WOW.COM
     PRD"

(f) Section III "Contribution Patent Assets" of Exhibit A is amended to read in its entirety as follows:

                           "CONTRIBUTED PATENT ASSETS


NO.       IDENTIFICATION

1         US Pat. 5,991,399

2         US Pat. 5,974,550

3         US Pat. 6,041,122

4         App. filed 5/20/99 (P6534)

5         App. filed 11/16/99 (P7393)

NO.       IDENTIFICATION
6         App. filed 12/30/99 (P7618)
7         App. filed 3/1/00 (P8352)
8         App. filed 3/1/00 (P8379)
9         App. filed 2/15/00 (P8353)
10        App. filed 4/23/99 (P6309)
11        App. (P8775)
12        App. (P8778)
13        App. (P8779)
14        App. (P8781)
15        App. (P9920)
16        IDF 16646
17        App. pending (P8064)
18        App. pending (P8355)
19        App. pending (P8780)
20        App. in Draft (P7724)
21        App. in Draft (P7725)
22        App. in Draft (P8354)
23        App. in Draft (P8670)
24        App. in Draft (P8685)
25        App. in Draft (P9910)"

     3. Avid Sports. The parties acknowledge that Exhibit A to the Merger Agreement contemplates the assignment by Intel to Convera of the Intel Internet Services Avid Sports Development Agreement, dated as of January 2000, between Intel and Avid Sports, Inc. (the "Sports Agreement") and the assignment by Intel to Convera of that portion of warrants to purchase shares of Avid Sports, Inc. that is unvested as of the Effective Time. The parties further acknowledge that Xstream Sports, Inc. ("Xstream") is the successor in interest to Avid Sports, Inc., and that Intel's warrant for Avid Sports, Inc., has been converted into a warrant to purchase shares of the capital stock of Xstream (the "Xstream Warrant"). The parties further acknowledge that Intel is currently negotiating with Xstream to determine the amount of revenues due from Xstream to Intel under the Sports Agreement and that, as a result of such determination, it is contemplated that Intel will cancel such indebtedness as consideration for a partial exercise of the warrant and the issuance of shares of capital stock of Xstream (the "Xstream Shares," and, collectively with the Xstream Warrant, the "Xstream Equity").

     The parties agree that, at the Effective Time, Intel will assign neither the Sports Agreement nor the Sports Equity to Convera. Instead, Intel will continue to negotiate with Xstream, and Convera hereby expressly authorizes Intel to so negotiate, to determine the amount of revenues due from Xstream to Intel and to determine the treatment of the Sports Equity, such treatment to, as soon as reasonably practicable, afford Convera with the economic benefits of the Sports Agreement and the Sports Equity as contemplated by the Agreement. The parties further agree that, notwithstanding the authorization by Convera of Intel to negotiate with Xstream, the provisions of Section 5.2 of the Agreement will continue to apply to Intel's negotiations and conduct with Xstream including Convera's right to consent to the final terms of the revised agreements with Xstream prior to the execution of any such agreements.

     Except as specifically set forth herein, nothing in this Section 3 shall be deemed to be a waiver of any of Convera's right to the Sports Agreement or the Sports Equity as contemplated by the Agreement.

     4. Amendment to Certificate of Incorporation. The Form of Convera Certificate of Incorporation attached to the Agreement as Exhibit I is amended to read in its entirety as provided in Exhibit A attached hereto.

     5.   General.

          (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          (b) THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF OR OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.



                                   INTEL CORPORATION,
                                   a Delaware corporation


                                   By:    /s/ Leslie L. Vadasz
                                          --------------------------------------
                                   Name:  Leslie L. Vadasz
                                   Title: Executive Vice President
                                   Date:  December 21, 2000




                                   EXCALIBUR TECHNOLOGIES
                                   CORPORATION,
                                   a Delaware corporation


                                   By:    /s/ Patrick C. Condo
                                          --------------------------------------
                                   Name:  Patrick C. Condo
                                   Title: President and Chief Executive Officer
                                   Date:  December 21, 2000



                                   CONVERA CORPORATION
                                   a Delaware corporation


                                   By:    /s/ Patrick C. Condo
                                          --------------------------------------
                                   Name:  Patrick C. Condo
                                   Title: President and Chief Executive Officer
                                   Date:  December 21, 2000


                                   EXCALIBUR TRANSITORY, INC.,
                                   a Delaware corporation


                                   By:    /s/ Patrick C. Condo
                                          --------------------------------------
                                   Name:  Patrick C. Condo
                                   Title: President and Chief Executive Officer
                                   Date:  December 21, 2000